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                          HERITAGE SERIES TRUST-VALUE EQUITY
                                CALCULATION OF RETURN

                                              Return Since
                                               Inception

       Ending Date                                  10/31/95
       Inception Date                               12/30/94
                                                  ----------
                                                         305
       Days Since Inception                        =========

       Years Since Inception                           0.84


       Beginning Offering Price                       15.00

       Ending Net Asset Value                         18.00
       Dividend Factor                              1.000000
                                                   ---------
          Adjusted for Dividend                      18.0000
          Reinvestments                             --------

       Annualized return                              24.38%

       Formula for since inception           (((18.00)/15.00))^(1/0.84))-1


       Beginning NAV                                  14.29


       Ending Net Asset Value                         18.00
       Dividend Factor                              1.000000
                                                   ---------
       Ending Net Asset Value                        18.0000
                                                    --------

       Cumulative Total Return                        25.96%

       Formula for since inception                (18.00-14.29)/14.29
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